As filed with the Securities and Exchange Commission on October 15, 2026

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CASHLIN

(Exact name of registrant as specified in its charter)

Wyoming (State or other jurisdiction of incorporation or organization	7372 (Primary Standard Industrial Classification Code)	42-2887575 (I.R.S. Employer Identification Number)

84 Twyford Ave, London W3 9QF, UK
(304) 314-4544
hartmann@cashlin.io
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc.,

30 N Gould St, Ste R, Sheridan, WY 82801
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED ____________, 2026

CASHLIN
10,000,000 Shares of Common Stock
$0.10 per Share

Cashlin is offering 10,000,000 common shares at $0.10 each on a 12-month, self-underwritten, best-efforts basis with no minimum, escrow, or market maker commitment. The two founders hold 15,000,000 shares in total and will not buy offering shares. Cashlin has an active business plan, is not a blank check company, and seeks OTCQB quotation.

	Per Share	Total (100% of shares sold)
Public offering price	$0.10	$1,000,000
Underwriting discounts and commissions	None	None
Proceeds to us, before expenses	$0.10	$1,000,000

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3.

Neither the SEC nor any state authority has approved or verified this prospectus. Claiming otherwise is a crime.

The date of this prospectus is ____________, 2026.

PART I - INFORMATION REQUIRED IN PROSPECTUS

Prospectus Summary

This summary highlights selected information from the prospectus and is incomplete. Read the entire prospectus—including “Risk Factors,” “Management’s Discussion and Analysis,” and financial statements—before investing. “Cashlin,” “Company,” “we,” “us,” and “our” refer to Cashlin, a Wyoming corporation.

Our Company

Cashlin provides cash-flow software for online supplement subscription brands to optimize inventory reorders. Incorporated in Wyoming on June 1, 2026, we acquired our principal asset Cashlin Flow from our founder and CEO Daniel Hartmann.

We launched operations on June 15, 2026, securing three 12-month contracts through June 2027. June 2026 revenue was $1,315 and net income was $711, which does not reflect future performance due to platform amortization, public company costs, and customer concentration. Limited staffing may constrain scalability and internal controls. Aloba, Awomolo & Partners audited our financial statements with no going-concern qualification.

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The Offering

Securities offered	10,000,000 shares of common stock, $0.0001 par value

Offering price	$0.10 per share, fixed for the duration of the offering

Offering type	Best efforts, self-underwritten by our officer under Rule 3a4-1; no underwriter, no commissions

Minimum; escrow	No minimum number of shares and no minimum offering amount; no escrow, trust, or similar arrangement; funds are immediately available to us

Duration	Twelve months from the date of this prospectus, subject to earlier completion or termination in our discretion

Shares outstanding before the offering	15,000,000 shares, held entirely by our two founders and reflecting the issuance of 11,000,000 shares to them in August 2026 for cash at par value

Shares outstanding after the offering	25,000,000 shares if all offered shares are sold, of which our founders would hold approximately 60% and investors in this offering approximately 40%

Gross proceeds if all shares are sold	$1,000,000, before estimated offering expenses of $15,000

Use of proceeds	Platform development, sales and marketing, repayment of the $3,000 founder loan facility balance, and working capital; see “Use of Proceeds”

Market for our shares	None; we intend to seek a quotation on OTC Markets, which may not occur

Risk factors	See “Risk Factors”

2

Summary Financial Data (audited)

Amount
Statement of operations, June 1 (inception) to June 30, 2026
Revenue	$1,315
Net income	$711
Balance sheet, June 30, 2026
Cash	$3,181
Total assets	$68,092
Total liabilities	$66,981
Total stockholders’ equity	$1,111

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company” and “smaller reporting company” and have elected to comply with reduced public reporting and extended accounting transition requirements.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the following risks, together with the other information in this prospectus, before investing. If any of the following risks occurs, our business, financial condition, and results of operations could be materially and adversely affected, and you could lose all or part of your investment.

Risks Related to Our Business and Early Stage

We have a limited operating history, having commenced operations in June 2026, which makes it difficult to evaluate our business and prospects.

We were incorporated on June 1, 2026 and commenced operations on June 15, 2026. Our audited financial statements cover a single partial month. Our historical results are not indicative of future performance, and an investor has almost no operating history on which to evaluate us.

Our revenue is concentrated in three customers under contracts that do not renew automatically.

Our revenue relies equally on three non-renewing, 12-month customer agreements expiring in June 2027, with no related parties. All payments are current, but no renewals or new contracts are signed. Losing one customer reduces revenue by one-third; losing all eliminates revenue entirely, which would jeopardize our business without replacements.

Our first-period profitability is not indicative of future results.

Our $711 net income for the sixteen-day initial operating period reflects minimal operating costs and no amortization of our platform, which commences July 1, 2026 at approximately $21,637 per year against $30,000 of contracted annual revenue, before any other operating cost. We expect to incur operating losses in future periods as we bear platform amortization and the costs of operating as a public reporting company, unless we add customers beyond our current three.

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We depend entirely on two individuals.

Daniel Hartmann and Natallia Yushchankais our officers and perform substantially all functions, including operations, development, sales, and financial reporting. The loss of their services for any reason would materially harm or halt our business. We may be unable to find a qualified replacement on a timely basis. We currently carry no key-person insurance.

Our officer resides outside the United States.

Mr. Hartmann and Miss Yushchnka are currently based in the UK. It may be difficult for investors to effect service of process upon them, to enforce judgments of U.S. courts against them, or to enforce in the UK courts judgments predicated on the civil liability provisions of the U.S. federal securities laws.

Our officer’s activities from UK may create foreign tax exposure.

The conduct of our operations by an officer resident in the UK could cause local tax authorities (HMRC) to assert that the Company has a permanent establishment in the UK, subjecting a portion of our income to UK corporation tax and increasing compliance costs.

We are subject to data protection laws

Operating from the UK subjects us to the UK GDPR and Data Protection Act 2018. Non-compliance risks significant regulatory costs, reputational damage, and maximum fines of £17.5 million or 4% of global turnover.

We have no employees and limited resources to grow.

Beside our two officers we currently have no employees and depend on the capacity of two individuals. Our ability to add customers, develop the platform, and satisfy public-company reporting obligations is constrained accordingly.

Our business depends on the continuous, error-free operation of our platform and on third-party infrastructure we do not control.

Our revenue depends entirely on our platform remaining available and functioning correctly. The platform runs on third-party cloud infrastructure, and we do not control that infrastructure or its pricing. Defects, outages, data loss, or degraded performance could cause customers to terminate or decline to renew, could expose us to claims, and could damage our reputation. Our officers maintains the platform personally, so problems may take longer to fix than they would at a company with engineering staff.

We operate in a competitive market against better-resourced companies.

Inventory-planning and subscription-analytics software is offered by numerous companies with far greater financial, technical, and marketing resources. We may be unable to compete effectively.

4

Risks Related to Related-Party Transactions and Governance

We acquired our principal asset from our founder in a related-party transaction.

Our platform was acquired from Mr. Hartmann for a $70,000 non-interest-bearing promissory note. The transaction was approved by our director and the valuation was prepared by management using a cost approach without an independent appraisal or arm’s-length negotiation. Because the transaction was not negotiated at arm’s length and no independent valuation was obtained, the recorded value may materially exceed what an unrelated buyer would have paid.

Our obligations under the promissory note exceed our cash resources.

The note has a face amount of $70,000 and matures June 1, 2028. Our cash at June 30, 2026 was $3,181. If we cannot generate or raise sufficient funds before maturity, we may be unable to repay the note, and our founder, as holder, could pursue remedies against us.

We depend on an uncommitted founder loan facility.

Our founder provides an uncommitted loan facility of up to $250,000, of which $3,000 was drawn as of the date of this prospectus. The facility is repayable on demand and the founder has no obligation to fund future draws. If the founder demands repayment or declines to fund further draws, we may be unable to meet our obligations as they come due and could be forced to cease operations.

Our officers and directors control the Company and will continue to exert significant influence after the offering.

Our officers together own 100% of our currently outstanding 15,000,000 shares and will own approximately if all offered shares are sold, and more if fewer are sold, up to approximately 85.7% at 25% completion. They will therefore control the outcome of substantially all matters submitted to stockholders, including the election of directors and the approval of major transactions, for the indefinite future. Investors in this offering will hold a minority interest and will have no ability to influence corporate decisions.

We have identified a material weakness in our internal control over financial reporting, and we have a director, no independent directors, and no separately designated audit committee.

Our officers performs all executive and accounting duties without oversight, constituting a material weakness in our internal controls that creates a risk of uncorrected financial misstatements. We cannot resolve this segregation-of-duties issue until offering proceeds allow us to hire independent personnel. This weakness could erode investor confidence and hinder capital raising. Our non-independent officers perform audit committee functions.

Conflicts of interest exist between the Company and our principals.

Mr. Harmann, one of our founders simultaneously our officer, is a 50% stockholder, the seller of our principal asset, the holder of our promissory note, and our lender under the loan facility. These overlapping roles create conflicts of interest that ordinary governance mechanisms at our scale cannot fully mitigate.

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Risks Related to the Offering and Our Common Stock

This is a best-efforts offering with no minimum, no escrow, and immediate use of funds.

There is no minimum number of shares that must be sold and no escrow arrangement. Funds are available to us immediately upon acceptance of subscriptions and will not be returned regardless of how few shares are sold. If we sell only a small number of shares, early investors will have paid for an interest in a company that received proceeds insufficient to execute its plans, and we may be forced to cease operations.

The offering is self-underwritten by our two officers with no professional distribution.

The offering is conducted by Mr. Hartmann and Miss Yushchanka under Rule 3a4-1 without an underwriter or placement agent. They have no experience selling securities, and we may sell few or no shares.

The offering price was determined arbitrarily.

The $0.10 fixed price was determined by us without reference to book value, earnings, or any recognized valuation criteria, and bears no relationship to the value of our assets or our results of operations. It does not reflect any independent valuation.

Investors will experience immediate and substantial dilution.

Our net tangible book value is negative. If all offered shares are sold, investors purchasing at $0.10 will experience immediate dilution of approximately $0.0631 per share, or 63% of the purchase price, and greater dilution if fewer shares are sold, up to approximately 90% at 25% completion. Our founders acquired their 15,000,000 shares for aggregate consideration of $1,500, while investors in this offering are asked to pay $0.10 per share. See “Dilution.”

There is no public market for our common stock and none may develop.

Currently, no public market exists for our shares. No market maker has committed to file on our behalf, and we do not plan to apply until after this registration statement becomes effective. If no active trading market develops, investors may be completely unable to sell their shares.

Our common stock will be a penny stock, which limits its marketability.

Our shares will be subject to the SEC penny stock rules, which impose sales-practice and disclosure requirements on broker-dealers, including suitability determinations and written customer agreements. These requirements reduce broker-dealer willingness to handle penny stocks and further limit any trading market and the ability of investors to resell. Investors should be prepared to hold their shares indefinitely.

We do not expect to pay dividends.

We intend to retain any earnings to fund operations and do not anticipate paying dividends for the foreseeable future. Any return on investment would depend on appreciation in the price of our shares, which may never occur.

Public-company costs will consume a significant portion of our resources.

Following effectiveness we will incur ongoing legal, accounting, audit, and filing costs of a public reporting company. Those costs are large relative to our revenue and could consume proceeds of this offering and cash from operations.

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Our shares are uncertificated.

All of our shares are issued in book-entry form. Investors accustomed to physical certificates will not receive them; ownership is evidenced by the records of the Company or its transfer agent and written statements furnished on request.

Substantial shares eligible for future sale could depress any market price.

Our 15,000,000 founder shares are restricted securities that may become eligible for resale under Rule 144, subject to its conditions, including those applicable if we are deemed a former shell company. Sales of substantial amounts of stock in any public market that develops could reduce the market price.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements regarding our strategy, platform, quotation, and use of proceeds involve risks that may cause actual results to differ materially. Identified by terms like “anticipate” or “expect,” we undertake no duty to update them. As an initial public offering, we are ineligible for statutory safe harbors under Section 27A of the Securities Act and Section 21E of the Exchange Act.

Use of Proceeds

Maximum gross proceeds are $1,000,000 (10,000,000 shares), but proceeds may be substantially lower. Estimated offering expenses of $15,000 are funded from proceeds, cash on hand, or our founder loan facility. Allocations at four completion levels are detailed below.

Application	100% ($1,000,000)	75% ($750,000)	50% ($500,000)	25% ($250,000)
Offering expenses	15,000	15,000	15,000	15,000
Platform development	400,000	300,000	200,000	90,000
Sales and marketing	350,000	250,000	150,000	60,000
Repayment of founder loan facility	3,000	3,000	3,000	3,000
Working capital and general corporate purposes	232,000	182,000	132,000	82,000
Total	1,000,000	750,000	500,000	250,000

Annual public reporting costs total ~$20,000 against $2,500 monthly revenue expiring June 2027. Raising 25% (~$235,000) funds operations and reporting costs for 24+ months. Raising negligible funds risks operational failure, forcing reliance on an uncommitted founder loan ($3,000 current balance; demand, 0% interest). No proceeds will pay down Mr. Hartmann’s $70,000 note (matures June 2028). Management retains broad allocation discretion.

Execution Scope: 100% funding drives full platform buildout and active marketing; 75% cuts marketing; 50% reduces both; 25% funds maintenance development and minimal marketing only.

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Determination of Offering Price

The $0.10 per share offering price was determined arbitrarily by us. It bears no relationship to our assets, book value, earnings, or any other recognized valuation criterion. Among the factors considered were our lack of operating history, the small size of the offering, and prevailing prices for offerings by comparable early-stage companies. The price does not necessarily bear any relationship to the price at which the shares may trade, if ever, after this offering.

Capitalization

The table below sets forth our capitalization as of June 30, 2026: (1) actual; (2) pro forma for the August 2026 founder share issuance (11,000,000 shares for $1,100); and (3) pro forma as adjusted for the sale of 10,000,000 offered shares at $0.10, deducting $15,000 in expenses and $500 in founder loan repayments. Partial sales will yield lower adjusted amounts.

	Actual	Pro forma	Pro forma as adjusted (100%)
Cash	$3,181	$4,281	$988,781
Promissory note payable, related party, net of discount	$65,107	$65,107	$65,107
Due to related party, founder loan facility	$500	$500	$0
Common stock, $0.0001 par value; 90,000,000 authorized; 4,000,000 shares issued and outstanding actual, 15,000,000 pro forma, 25,000,000 pro forma as adjusted	$400	$1,500	$2,500
Additional paid-in capital	$0	$0	$984,000
Retained earnings	$711	$711	$711
Total stockholders’ equity	$1,111	$2,211	$987,211
Total capitalization	$66,718	$67,818	$1,052,318

The pro forma as adjusted column reflects net proceeds of $985,000 and the intended repayment of the founder loan facility; the facility balance was $500 at June 30, 2026 and $3,000 as of the date of this prospectus after two post-period draws that funded our audit fee; the full $3,000 will be repaid from proceeds as described under “Use of Proceeds.”

Dilution

As of June 30, 2026, net tangible book value was $(63,800), or $(0.0159)/share, excluding $64,911 in intangible assets. Pro forma for our August 2026 founder share issuance (11,000,000 shares for $1,100), net tangible book value is $(62,700), or $(0.0042)/share. New investors face immediate, substantial dilution, as detailed below across four offering levels (less $15,000 expenses):

	100%	75%	50%	25%
Shares sold	10,000,000	7,500,000	5,000,000	2,500,000
Gross proceeds	$1,000,000	$750,000	$500,000	$250,000
Pro forma net tangible book value before offering	$(62,700)	$(62,700)	$(62,700)	$(62,700)
Net tangible book value after offering	$922,300	$672,300	$422,300	$172,300
Shares outstanding after offering	25,000,000	22,500,000	20,000,000	17,500,000
Net tangible book value per share after offering	$0.0369	$0.0299	$0.0211	$0.0098
Dilution per share to new investors	$0.0631	$0.0701	$0.0789	$0.0902
Dilution as a percentage of offering price	63%	70%	79%	90%

Our existing stockholders acquired their 15,000,000 shares for aggregate consideration of $1,500, or $0.0001 per share: $400 at our inception in June 2026 and $1,100 in the August 2026 issuance. If all offered shares are sold, new investors will have paid $1,000,000, or approximately 99.85% of the total consideration, for 40% of the outstanding shares, while existing stockholders will hold 60% of the outstanding shares for which they paid approximately 0.15% of the total consideration.

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Plan of Distribution

We are offering 10,000,000 common shares at $0.10. Accepted subscription funds are immediately available and non-refundable; shares will be issued in book-entry form.

Our officer, Daniel Hartmann and Natallia Yushchanka, will directly conduct all sales in compliance with the Rule 3a4-1 broker-dealer safe harbor. Sales will be restricted to jurisdictions where registered or exempt.

Description of Securities

Authorized capital consists of 90,000,000 common shares ($0.0001 par value), with 15,000,000 shares outstanding across two stockholders. Shares carry standard single-vote, dividend, and liquidation rights with no cumulative voting, preemptive, or redemption features. No preferred stock, options, or convertibles exist. Shares are book-entry, managed in-house until a transfer agent is engaged for a quotation.

Market for Common Equity and Related Stockholder Matters

Our common stock has no public market, options, or convertible securities. We intend to apply for a quotation via a market maker’s Form 211, though approval is not guaranteed. All 15,000,000 outstanding shares are restricted under Rule 144. We have two record holders, pay no dividends, offer no equity plans, and will hire a transfer agent prior to public trading.

Description of Business

Cashlin is an early-stage SaaS company providing a hosted application for direct-to-consumer supplement subscription brands. The Platform helps customers determine inventory reorder quantities and forecast the cash impact of those orders using subscription, inventory, supplier, and payment-settlement data.

Since inception, we have organized the Company, acquired the platform Cashlin Flow and entered into initial customer agreements, and prepared for this offering.

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Platform

Subscription brands receive recurring revenue but must manage subscriber churn, payment-processor settlement delays, reserves, chargebacks, supplier lead times, and inventory deposits. Management believes many such brands rely on internal spreadsheet models that may not continuously reflect cohort retention, cash timing, or inventory commitments.

The Platform connects with customers’ systems to model:

•	subscriber demand and retention by product;
•	expected cash receipts from payment processors;
•	inventory on hand, in transit, and committed; and
•	supplier payment schedules and projected cash balances.

It provides a dashboard, an inventory decision workspace, and a 90-day cash forecast. Users can compare reorder scenarios, including different quantities, timing, and shipment structures. The Platform generates reorder and cash projections for 30, 60, 90, and 180 days.

Integrations

The Platform is designed to access third-party data on a read-only basis. Current integrations include:

•	e-commerce platforms, including Shopify, WooCommerce, BigCommerce, Amazon Seller, and others;
•	subscription-management platforms, including Recharge, Skio, and Stay AI;
•	payment processors, including Stripe, Shopify Payments, PayPal, Square, Adyen, and Braintree;
•	cash-data providers, including Plaid, Mercury, Brex, and Ramp; and
•	inventory and logistics platforms, including Cogsy, ShipBob, ShipStation, Inventory Planner, and Fulfil.

Our business depends on these third-party APIs and data feeds. Loss of, or adverse changes to, access could impair Platform functionality.

Customers and Marketing

We target DTC supplement subscription brands with approximately $5 million to $15 million in annual revenue.

Our three initial customers, engaged in June 2026, represent all revenue to date. We market through our website, product demonstrations, and direct outreach. Growth will require additional sales, onboarding, and support resources.

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Revenue Model

We sell fixed-term subscriptions. Each initial customer agreement has a 12-month term and a net annual fee of $10,000, reflecting a 20% founding-customer discount from our standard $12,500 annual price. Fees are payable in 12 monthly installments of $833.33. The agreements do not renew automatically; any renewal will be at then-current rates.

We do not use usage-based pricing or multi-year contracts. We may introduce higher-priced tiers for larger customers. Our pricing and customer-acquisition model remain unproven.

Competition

We compete with internal spreadsheet models, subscription analytics providers, inventory-planning software, and fractional-CFO firms. Many competitors have greater financial, technical, marketing, and brand resources than we do.

Intellectual Property and Development

Our principal intellectual-property asset is the Cashlin Flow platform, initially developed by our founder, Mr. Hartmann. After incorporation, we acquired the Platform from Mr. Hartmann for a non-interest-bearing promissory note due in two years. This related-party transaction is further described under “Certain Relationships and Related Party Transactions” and Note X to our financial statements.

We protect the Platform through trade-secret and copyright protections, confidentiality agreements, and security measures. We have no issued or pending patents. We claim common-law rights in the “Cashlin” name and may seek trademark registration. References to third-party marks do not imply affiliation or endorsement.

Current development priorities include integrations with QuickBooks Online, Xero, Klaviyo, Meta Ads, Google Ads, and TikTok Ads. Development is managed by our founder and third-party contractors; we have no separate R&D department.

Personnel

Our executive team consists of Daniel Hartmann and Natallia Yushchanka. We have no other full-time employees. As we grow, we expect to hire engineering, onboarding, and support personnel.

Regulation

We are not a bank, lender, money transmitter, investment adviser, or provider of regulated financial products or investment advice. Because we process data across borders, including operations conducted from the United Kingdom and service to U.S.-based client platforms, we are subject to applicable privacy and data-security laws, including the UK GDPR, where applicable, and U.S. federal and state requirements.

Properties

We operate from a fully equipped office with modern workstations, secure communications, and the technology infrastructure needed to support our current operations.

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Legal Proceedings

We are not party to, and are not aware of any threatened, material legal proceeding.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read together with our audited financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties; see “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We provide a SaaS platform supporting inventory-reorder cash-flow decisions for direct-to-consumer supplement subscription brands. We have acquired our Cashlin Flow from our founder and commenced commercial operations June 15, 2026 with three customers under twelve-month subscription agreements at a net annual fee of $10,000 each. Our first reporting period runs from inception to June 30, 2026 and includes sixteen days of commercial operations.

Results of Operations, June 1, 2026 (inception) to June 30, 2026

Revenue was $1,315 for the sixteen-day period, with $2,500 collected and $1,185 recorded as deferred revenue. Operating expenses were $219, interest expense was $196, and income-tax expense was $189, resulting in net income of $711.

Churn, customer-acquisition cost, and net revenue retention are not meaningful given our three customers and limited operating history.

Profitability does not reflect platform amortization, which begins July 1, 2026. The $64,911 Platform will be amortized over three years, or approximately $1,803 per month. Future profitability will depend on additional customers.

Liquidity and Capital Resources

Financial Position at June 30, 2026

•	Cash & Working Capital: $3,181 in cash with sufficient working capital for current minimal operating expenses.

•	Period Cash Flows: Operating activities provided $2,281. Financing activities provided $900 ($400 from founder share subscriptions, $500 from founder loan draws).

Subsequent Developments (July–August 2026)

•	Founder Loan Draws: $2,500 drawn in July ($1,250 on July 2; $1,250 on July 30) to pay audit fees directly, increasing the loan balance to $3,000.

•	Equity Issuance: Issued 11,000,000 shares to two founders in August 2026 for $1,100 cash at par value.

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Liquidity & Obligations (Next 12 Months)

•	Available Resources: $3,181 cash plus ~$26,000 in contracted customer receipts ($2,500/month through mid-June 2027), an uncommitted founder facility up to $250,000, and potential offering proceeds.

•	12-Month Obligations: Ordinary operating expenses, estimated public-company costs (~$20,000), and the $3,000 founder loan facility balance (repayable on demand).

•	Capital Risk: Selling only a small fraction of the offering could result in public-company costs exceeding available resources.

Long-Term Debt & Going Concern Status

•	Principal Debt: $70,000 promissory note maturing June 1, 2028. Repayment is not expected to come from offering proceeds and will depend on future operating cash flows, refinancing, or additional financing (none of which is guaranteed).

•	Going Concern Assessment: Management and auditors concluded there is no substantial doubt regarding going concern status. 12-month obligations are covered by existing cash and customer receipts, and the primary debt matures beyond the 12-month window.

Off-Balance Sheet Arrangements; Contractual Obligations

We have no off-balance sheet arrangements. Our contractual obligations consist of the $70,000 promissory note due June 1, 2028 and the demand founder loan facility balance of $3,000.

Critical Accounting Estimates

•	Acquired Platform Valuation: Measured at $64,911 using the present value of the note (corroborated via cost approach), discounted at the 3.81% applicable federal short-term rate (semiannual compounding). Useful life is 3 years.

•	Revenue Recognition: Collections are allocated between recognized and deferred revenue.

•	Income Tax: The current provision is based on management estimates.

Accounting Policy Election

•	Emerging Growth Company (EGC): Elected the extended transition period for new or revised accounting standards, so financial statements may not be comparable to public companies complying with standard effective dates.

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Management

Name	Age	Position
Daniel Viktor Hartmann	45	Chief Executive Officer, President, Secretary, and Treasurer

Natallia Yushchanka	27	Director

Daniel Viktor Hartmann

Has served as our CEO President, Secretary, and Treasurer since our inception in June 2026. Before our incorporation, he developed the Cashlin Platform over eighteen months and assigned it to the Company.

Since 2023, Mr. Hartmann has been Founder and Operating Partner of DTC Finance Systems Advisory Ltd, a consultancy serving direct-to-consumer e-commerce businesses. From 2020 to 2023, he was Vice President, Growth and Operations of CommerceOps Analytics Inc., as a senior business advisor: from 2017 to 2020, Director of Finance Operations of NutraDirect Brands LLC, a direct-to-consumer supplement company; and from 2014 to 2017, Senior Analyst, E-Commerce Finance at Consumer Growth Group.

Mr. Hartmann is not related to Natallia Yushchanka, our director. He has not been involved in any legal proceeding required to be disclosed under Item 401(f) of Regulation S-K during the past ten years. His experience in DTC e-commerce finance, operations, and platform development led the Board to conclude that he is qualified to serve as our principal executive officer.

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Natallia Yushchanka

Has served as our director since our inception in June 2026. Since 2022, she has served as Chief Financial Officer of Select Ltd, a private HR firm, and as a book keeper to private companies, including SSE plc , an energy company. Ms. Yushchanka is a certified public accountant. Her public-company reporting and accounting experience led the Board to conclude that she is qualified to serve as a director.

Ms. Yushchanka is not related to Daniel Hartmann, our CEO. She does not hold, and has not held during the past five years, a directorship at any public company or registered investment company. There is no arrangement or understanding between Ms. Yushchanka and any other person under which she was selected as a director. Ms. Yushchanka has not been involved in any legal proceeding required to be disclosed under Item 401(f) of Regulation S-K during the past ten years.

Our officers perform all audit, compensation, and governance functions, is not independent under exchange rules (which do not apply to us), and serves until the next annual meeting. Per our Bylaws, one officer holds all executive roles. We intend to adopt a code of ethics.

Family Relationships; Legal Proceedings

There are no family relationships between our officer and our director. Neither has been involved in any legal proceeding required to be disclosed under Item 401(f) of Regulation S-K during the past ten years.

Executive Compensation

We have paid no compensation to management and maintain no equity or benefit plans. Payments will begin only when cash flow permits, omitting Item 402 tables.

15

Security Ownership of Certain Beneficial Owners and Management

Name of beneficial owner	Shares owned	Percent before offering	Percent after offering (100% sold)
Daniel Viktor Hartmann (officer)	7,500,000	50.0%	30.0%
Natallia Yushchanka (director)	7,500,000	50.0%	30.0%
All officers and directors as a group (two persons)	15,000,000	100.0%	60.0%

The address of each beneficial owner is c/o Cashlin, 30 N Gould St, Ste R, Sheridan, WY 82801. Percentages before the offering are based on 15,000,000 shares outstanding, reflecting the August 2026 issuance; percentages after the offering assume all 10,000,000 offered shares are sold, for 25,000,000 shares outstanding. Each holder has voting and investment power over the listed shares.

Certain Relationships and Related Party Transactions

•	Transaction: Acquired software platform from officer and 50% stockholder Daniel Hartmann on June 1, 2026, for a $70,000 non-interest-bearing promissory note maturing June 1, 2028.

•	Valuation & Accounting: Recorded at present value ($64,911 discounted at 3.81%). Price was supported by an internal cost-approach valuation (790 hours @ $90/hr = ~$71,100 reproduction cost). No independent appraisal was obtained due to expense, though management committed to external corroboration if requested.

•	Approval: Reviewed and approved by Natallia Yushchanka.

Founder Loan Facility

•	Terms: Uncommitted, non-interest-bearing facility up to $250,000 from Mr. Hartmann, repayable on demand.

•	Draws & Balance: $3,000 balance as of prospectus date ($500 drawn June 15 for working capital; $2,500 drawn across July 2 and July 30 to cover audit fees directly). Intended to be repaid using offering proceeds.

Founder Share Issuances

•	June 1, 2026: Issued 2,000,000 shares each to Mr. Hartmann and Ms. Yushchanka for $400 cash at par value ($200 each).

•	August 2026: Issued 5,500,000 additional shares each to both founders for $1,100 cash at par value. Approved by the sole director and ratified by unanimous written consent of stockholders.

Governance & Accounting Policies

•	Interest is imputed on non-interest-bearing related-party instruments for tax and financial reporting.

•	Related-party transactions require approval by disinterested directors, or unanimous stockholder ratification when no disinterested director is available.

16

Experts

The financial statements as of June 30, 2026 and for the period from June 1, 2026 (inception) to June 30, 2026 included in this prospectus have been audited by Aloba, Awomolo & Partners, an independent registered public accounting firm (PCAOB ID 7275), as stated in their report appearing herein, and are included in reliance upon that report given on the authority of that firm as experts in accounting and auditing.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus, including counsel that has provided an opinion regarding the validity of the securities offered, was employed on a contingent basis or has, or is to receive, any substantial direct or indirect interest in the Company or the offering, other than customary fees for professional services. None is or has been a promoter, underwriter, director, officer, or employee of the Company.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our Bylaws indemnify directors and officers to the fullest extent permitted by the Wyoming Business Corporation Act. However, the SEC considers indemnification for Securities Act liabilities to be against public policy and unenforceable. If such indemnification is claimed, other than reimbursement of expenses from a successful defense, we will submit the matter to a court of competent jurisdiction unless controlling precedent resolves it, and will abide by the final decision.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None. Aloba, Awomolo & Partners has served as our independent registered public accounting firm since our engagement of the firm in July 2026, and there have been no changes in or disagreements with our accountants on any matter of accounting principles or practices or financial statement disclosure.

Where You Can Find More Information

We filed a Form S-1 registration statement with the SEC covering these shares. This prospectus omits certain information contained in the registration statement and exhibits, which are available free at www.sec.gov. After effectiveness, we will be subject to Exchange Act reporting requirements and will file annual, current, and other reports with the SEC.

17

ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria

Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Cashlin

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Cashlin (the Company) as of June 30, 2026, and the related statements of operations, stockholders’ equity, and cash flows for the period June 1, 2026 (inception) to June 30, 2026, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2026, and the results of its operations and its cash flows for the period from June 1, 2026 (inception) to June 30, 2026 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Aloba, Awomolo & Partners – PCAOB ID #7275

We have served as the Company’s auditor since 2026.

Ibadan, Nigeria

August 3, 2026

F-1

CASHLIN

BALANCE SHEET

As of June 30, 2026
(Unaudited)

ASSETS
Cash and cash equivalents	$3,181
Intangible asset - acquired software platform, net	64,911
Total assets	$68,092

LIABILITIES
Deferred revenue (contract liability)	$1,185
Income tax payable (estimated)	189
Due to related party - founder loan facility	500
Promissory note payable, net of unamortized discount of $4,893	65,107
Total liabilities	66,981

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par; 90,000,000 authorized; 4,000,000 issued and outstanding	400
Retained earnings	711
Total stockholders’ equity	1,111
Total liabilities and stockholders’ equity	$68,092

The accompanying notes are an integral part of these financial statements.

F-2

CASHLIN

STATEMENT OF OPERATIONS

Period from June 1, 2026 (inception) to June 30, 2026
(Unaudited)

Subscription revenue	$1,315
Operating expenses - organizational and registration costs	(219)
Operating income	1,096
Interest expense - imputed (accretion of note discount)	(196)
Income before income taxes	900
Income tax provision	(189)
Net income	$711

The accompanying notes are an integral part of these financial statements.

F-3

CASHLIN

STATEMENT OF STOCKHOLDERS’ EQUITY

Period from June 1, 2026 (inception) to June 30, 2026
(Unaudited)

Balance at inception (June 1, 2026)	$–
Issuance of 4,000,000 founder shares for cash at par	400
Net income	711
Balance at June 30, 2026	$1,111

The accompanying notes are an integral part of these financial statements.

F-4

CASHLIN

STATEMENT OF CASH FLOWS

Period from June 1, 2026 (inception) to June 30, 2026
(Unaudited)

Operating activities
Net income	$711
Imputed interest (non-cash accretion of note discount)	196
Increase in deferred revenue	1,185
Increase in income tax payable	189
Net cash provided by operating activities	2,281

Investing activities
None (intangible acquired via non-cash issuance of promissory note, see Note 11)	–

Financing activities
Proceeds from issuance of founder shares	400
Draws under related-party founder loan facility	500
Net cash provided by financing activities	900

Net increase in cash	3,181
Cash at inception	–
Cash at June 30, 2026	$3,181

The accompanying notes are an integral part of these financial statements.

F-5

CASHLIN

NOTES TO THE FINANCIAL STATEMENTS

1. Organization and basis of presentation

Cashlin (the “Company”) is a Wyoming corporation, incorporated June 1, 2026, providing a SaaS platform supporting inventory-reorder cash-flow decisions for direct-to-consumer subscription brands. The financial statements cover the inaugural stub period from inception to June 30, 2026 and are prepared under U.S. GAAP on the accrual basis.

2. Going concern

Management evaluated the Company’s ability to continue as a going concern under ASC 205-40 and concluded that substantial doubt does not exist as of the issuance date. The Company has positive cash, $30,000 of contracted annual subscription revenue, and no material obligation due within one year. Customer concentration and non-renewing subscriptions are business risks but do not, in management’s judgment, create substantial doubt.

3. Cash

Cash of $3,181 comprises the balance in the Company’s deposit account at JPMorgan Chase Bank, N.A. of $2,999.99 (per the June 2026 statement) and a petty-cash balance of $181, being the $400 imprest funded by the founder share consideration less $219 of organizational disbursements. The petty-cash arrangement relates to the brief pre-bank inception window; customer receipts are banked.

4. Revenue recognition

The Company entered into three twelve-month, non-renewing SaaS subscription agreements in June 2026, each at a net annual fee of $10,000, with platform access commencing June 15, 2026. Each contract is a single stand-ready performance obligation recognized ratably over the service period (ASC 606). For the stub period the Company recognized revenue of $1,315 (16 service days). Customer receipts of $2,499.99 (three installments of $833.33 each, received June 15, 2026 per the bank statement) exceed revenue recognized; the unearned balance of $1,185 is presented as deferred revenue. See the revenue-recognition memorandum.

5. Intangible asset - acquired software platform

On June 1, 2026 the Company acquired its software platform and related intellectual property from its founder in exchange for a promissory note (Note 6). The asset is recorded at the present value of the note, $64,911, and is amortized straight-line over a three-year useful life (ASC 350-30/350-40) commencing July 1, 2026, the first day of the month following the placed-in-service date; accordingly no amortization is recorded in the stub period.

6. Promissory note payable and imputed interest

The note has a face amount of $70,000, is non-interest-bearing, and matures June 1, 2028. It is recorded at present value using the applicable federal short-term rate with semiannual compounding (3.81%), yielding an initial carrying amount of $64,911 and original issue discount of $5,089 (ASC 835-30; IRC §7872). The discount accretes to interest expense under the effective-interest method; stub-period accretion of $196 (29/183 proration) was recognized, and the carrying amount at June 30, 2026 was $65,107. See the OID amortization schedule.

F-6

7. Related-party transactions

The founder, an officer and 50% stockholder, provided the Company a non-interest-bearing, demand loan facility of up to $250,000. The facility had a $500 balance at June 30, 2026. Imputed interest was immaterial and not recorded. An additional $1,250 was drawn after period end.

8. Income taxes

The Company is a C corporation subject to a 21% federal income-tax rate; Wyoming imposes no corporate income tax. Using the accrual method and an IRC §451(c) election, the Company defers advance payments for tax purposes, consistent with its book treatment. Taxable income for the stub period approximated $900, resulting in a $189 current tax provision. No valuation allowance was required. Differences related to the acquired intangible asset are expected to begin in fiscal 2027.

9. Stockholders’ equity

The Company is authorized to issue 90,000,000 shares of $0.0001 par common stock; 4,000,000 shares are issued and outstanding, held equally by the two founders, issued for cash at par ($400) on June 1, 2026. Shares are uncertificated (book-entry). There are no options, warrants, or convertible instruments. The planned 10,000,000-share public offering is not reflected (not commenced).

10. Subsequent events

Management has evaluated subsequent events through the date these financial statements were available to be issued. On July 1, 2026 the Company executed an audit engagement with Aloba, Awomolo & Partners for a flat fee of $2,500. On July 2, 2026 and July 30, 2026 the founder drew $1,250 each (aggregate $2,500) under the loan facility, paid directly to the auditor as the two installments of that fee, which is now paid in full; no liability or expense is recorded at June 30, 2026 because no obligation existed at the balance-sheet date. No other reportable subsequent events have been identified.

11. Non-cash transactions

The acquisition of the software platform for the $70,000 promissory note (recorded at $64,911) is a non-cash investing and financing transaction excluded from the statement of cash flows.

F-7

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Expense	Amount
SEC registration fee	$154
Legal fees and expenses	8,000
Accounting fees and expenses (including auditor consent)	3,500
Transfer agent fees	1,500
EDGAR conversion and printing	1,000
Miscellaneous	846
Total (all estimated except the SEC fee)	$15,000

Item 14. Indemnification of Directors and Officers

Sections 17-16-850 through 17-16-858 of the Wyoming Business Corporation Act permit indemnification of directors and officers who act in good faith and in, or not opposed to, the Company’s best interests, and require indemnification when they are wholly successful in a proceeding. Our Bylaws provide indemnification to the fullest extent permitted by the WBCA. The SEC considers indemnification for Securities Act liabilities to be against public policy and unenforceable.

Item 15. Recent Sales of Unregistered Securities

On June 1, 2026, we issued 2,000,000 shares of common stock to each founder, Daniel Hartmann and Natallia Yushchanka, for cash at par value, or $400 in aggregate. In August 2026, we issued an additional 5,500,000 shares to each founder for cash at par value, or $1,100 in aggregate.

Both issuances relied on Section 4(a)(2) of the Securities Act. The founders had full access to Company information, acquired the shares for investment, and received restricted securities. No underwriter participated and no commissions were paid.

Item 16. Exhibits

Exhibit	Description
3.1	Articles of Incorporation of Cashlin, filed with the Wyoming Secretary of State on June 1, 2026
3.2	Bylaws of Cashlin
3.3	Written Consent of the Director amending Section 5.01 of the Bylaws, electing uncertificated shares, and confirming officers, effective as of June 1, 2026
5.1	Opinion of counsel regarding the legality of the securities being registered
10.1	Subscription Agreement, dated June 2026, between the Company and Titanis Tech LLC
10.2	Subscription Agreement, dated June 2026, between the Company and Direct Response Limited
10.3	Subscription Agreement, dated June 2026, between the Company and Direct to Consumer LLC
10.4	Intellectual Property Assignment Agreement, dated as of June 1, 2026, between Daniel Hartmann and the Company
10.5	Promissory Note, dated as of June 1, 2026, issued by the Company to Daniel Hartmann
10.6	Founder Loan Facility Draw Schedule and Acknowledgment, dated July 14, 2026, and Addendum No. 1 thereto
10.7	Form of Subscription Agreement for this offering
23.1	Consent of Aloba, Awomolo & Partners, independent registered public accounting firm
23.2	Consent of counsel (included in Exhibit 5.1)
107	Filing fee table

II-1

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, including any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range, reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the communications described in Rule 159A(d) under the Securities Act, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

II-2

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, on October 15, 2026.

CASHLIN

/s/ Daniel Hartmann

Chief Executive Officer, President, Secretary, and Treasurer

(Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

s/ Daniel Hartmann	Chief Executive Officer, President, Secretary, and Treasurer	October 15, 2026
Daniel Hartmann	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Natallia Yushchanka	Director	October 15, 2026
Natallia Yushchanka

II-3